Exhibit 31.01

CERTIFICATION

I, Gerald Corcoran, Chief Executive Officer of R. J. O’Brien Fund Management, Inc. (‘RJOFM”), Managing Owner of JWH Global Trust (the “Trust”), do hereby certify that:

1.             I have reviewed this annual report on Form 10-K of JWH Global Trust;

2.                                     Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.                                     Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and changes in partners’ capital of the Trust as of, and for, the periods presented in this annual report;

4.                                     The Trust’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as such term is defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Trust and we have:

(a)                                  designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Trust, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared; and

(b)                                 evaluated the effectiveness of the Trust’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this annual report based on such evaluation; and

(c)                                  disclosed in this annual report any change in the Trust’s internal control over financial reporting that occurred during the Trust’s most recent fiscal quarter (the Trust’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Trust’s internal control over financial reporting;

5.                                       The Trust’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Trust’s auditors and the audit committee of the Trust’s board of directors (or persons performing the equivalent functions):

(a)                                  all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Trust’s ability to record, process, summarize and report financial data; and

(b)                                 any fraud, whether or not material, that involves management or other employees who have a significant role in the Trust’s internal control over financial reporting.

By:	/s/ Gerald Corcoran
Gerald Corcoran
Chief Executive Officer
R.J. O’Brien Fund Management, Inc.
March 27, 2007